As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-  ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

UDR, INC.

(Exact name of registrant as specified in its charter)

Maryland	54-0857512
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1745 Shea Center Drive, Suite 200 Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip code)

UDR, Inc. 1999 Long-Term Incentive Plan

(as amended and restated May 27, 2021)

(Full title of the plan)

David G. Thatcher

Senior Vice President — General Counsel

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

(Name and address of agent for service)

(720) 283-6120

(Telephone number, including area code, of agent for service)

Copies to:

David M. Lynn

Andrew P. Campbell

Morrison & Foerster LLP

2100 L Street, NW, Suite 900

Washington, D.C. 20037

(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ◻
Non-accelerated filer ◻ (Do not check if a smaller reporting company)	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	16,000,000	$49.56	89	$792,960,000	$86,511.94

(1)              Represents additional shares of common stock (“Common Stock”) of UDR, Inc. (the “Company”) reserved for issuance under the UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated May 27, 2021) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the Company’s outstanding Common Stock.

(2)              Represents the average of the high and the low prices per share of Common Stock of the Company as reported on the New York Stock Exchange on June 24, 2021.

(3)              Computed in accordance with Rule 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed by UDR, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), under the UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated May 27, 2021) (the “Plan”). On April 8, 2021, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to increase the number of shares available for issuance under the Plan by 16,000,000. The proposal to increase the number of shares available for issuance under the Plan was approved by the Company’s stockholders on May 27, 2021. This Registration Statement registers the 16,000,000 additional shares of Common Stock available for issuance under the Plan.

The 16,000,000 additional shares of Common Stock available for issuance under the Plan registered pursuant to this Registration Statement are the same class as those registered on the Registration Statement on Form S-8 on April 8, 1999 (File No. 333-75897), June 24, 2009 (File No. 333-160180) and December 22, 2014 (File No. 333-201192) (collectively, the “Prior Registration Statements”), which are currently effective. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified, supplemented or superseded herein.

 Item 8.                                                         Exhibits.

Exhibit No.	Description
4..1	Articles of Restatement of UDR, Inc. (incorporated by reference to Exhibit 3.09 to the Registrant’s Current Report on Form 8-K dated July 27, 2005 and filed with the Commission on August 1, 2005)
4.2

Articles of Amendment to the Articles of Restatement of UDR, Inc. dated and filed with the State Department of Assessments and Taxation of the State of Maryland on March 14, 2007. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated March 14, 2007 and filed with the Commission on March 15, 2007)

4.3

Articles of Amendment to the Articles of Restatement of UDR, Inc. dated August 30, 2011 and filed with the State Department of Assessments and Taxation of the State of Maryland on August 31, 2011. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 29, 2011 and filed with the Commission on September 1, 2011)

4.4

Articles of Amendment to the Articles of Restatement of UDR, Inc. dated and filed with the State Department of Assessments and Taxation of the State of Maryland on May 24, 2018. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 24, 2018 and filed with the Commission on May 29, 2018)

4.5

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 14, 2007 and filed with the Commission on March 15, 2007 (File No. 1-10524)

4.6

Amended and Restated Bylaws (as amended through May 12, 2011) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 12, 2011 and filed with the Commission on May 13, 2011, Commission File No. 1-10524)

5.1*	Opinion of Morrison & Foerster LLP
10.1

UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated May 27, 2021) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 27, 2021 and filed with the Commission on June 1, 2021)

23.1*	Consent of Independent Registered Public Accounting Firm for UDR, Inc.
23.2*	Consent of Independent Registered Public Accounting Firm for United Dominion Realty, L.P.
23.3*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

________________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado on this 30th day of June, 2021.

UDR, INC.

By:	/s/ Thomas W. Toomey
Thomas W. Toomey Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates stated by the following persons in their capacities with UDR, Inc. Each person whose signature appears below hereby constitutes and appoints Thomas W. Toomey and Joseph D. Fisher, and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments to this Registration Statement and any amendment pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated with UDR, Inc.

/s/ Thomas W. Toomey	Chairman of the Board and Chief Executive Officer (principal executive officer)	June 30, 2021
Thomas W. Toomey
/s/ Joseph D. Fisher	Senior Vice President and Chief Financial Officer (principal financial officer)	June 30, 2021
Joseph D. Fisher
/s/ Tracy L. Hofmeister	Senior Vice President – Chief Accounting Officer (principal accounting officer)	June 30, 2021
Tracy L. Hofmeister
/s/ James D. Klingbeil	Lead Independent Director	June 30, 2021
James D. Klingbeil
/s/ Katherine A. Cattanach	Director	June 30, 2021
Katherine A. Cattanach
/s/ Mary Ann King	Director	June 30, 2021
Mary Ann King
/s/ Jon A. Grove	Director	June 30, 2021
Jon A. Grove
/s/ Clint D. McDonnough	Director	June 30, 2021
Clint D. McDonnough
/s/ Robert A. McNamara	Director	June 30, 2021
Robert A. McNamara
/s/ Diane M. Morefield	Director	June 30, 2021
Diane M. Morefield
/s/ Mark R. Patterson	Director	June 30, 2021
Mark R. Patterson